Exhibit 23.2

KPMG S.A. Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris la Défense Cedex France	Téléphone : +33 (0)1 55 68 68 68 Télécopie : +33 (0)1 55 68 73 00 Site internet : www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 17, 2023, with respect to the consolidated financial statements of Biophytis S.A., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Paris La Défense, France

August 4, 2023

/s/ KPMG S.A.

Cédric Adens

Partner